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PROXY              PROXY FOR SPECIAL STOCKHOLDERS MEETING OF
                               FIRST CENTRAL BANK
                            ST. PETERSBURG, FLORIDA

    KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of First Central Bank ("First Central"), do hereby nominate, constitute, and appoint
            ,             and             , or any one of them (with full power
of substitution for me and in my name, place and stead) to vote all the common
stock of First Central, standing in my name on its books on             , at the
Special Meeting of its stockholders to be held at the main office of First
Central, 5858 Central Avenue, St. Petersburg, Florida, on             , at
p.m. local time, or any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

1. To ratify, confirm, approve and adopt an Agreement and Plan of Merger dated September 9, 1997, (the "Agreement") by and between First Central, Colonial BancGroup, Inc. and Colonial Bank with such agreement providing for, among other things, the merger of First Central with and into Colonial Bank. Each outstanding share of First Central common stock will be converted into common shares of Colonial BancGroup, Inc. in accordance with the terms of the Agreement.

  [ ]  FOR                           [ ]  AGAINST                  [ ]  ABSTAIN

2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    This proxy confers authority to vote "FOR" the propositions listed above unless "AGAINST" or "ABSTAIN" is indicated. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed.

    The Board of Directors recommends a vote "FOR" the propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.



                                                Date:
                                                     ---------------------, 199_


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                                                (Signature(s) of Shareholder(s))

                                                (When signing as Attorney,
                                                Executor, Administrator,
                                                Trustee, or Guardian, please
                                                give full title. If more than
                                                one Trustee, all should sign.
                                                All joint owners must sign.)